EXHIBIT 10 (J)

                                GHK/SEVEN SEAS

                         MANAGEMENT SERVICES AGREEMENT

            THIS MANAGEMENT SERVICES AGREEMENT has been made and entered into this ___ day of July, 1996, by and among GHK COMPANY COLOMBIA ("GHK Colombia"), an Oklahoma corporation, SEVEN SEAS PETROLEUM, INC. ("Seven Seas"), a corporation organized under the laws of the Province of British Columbia, Canada, and THE GHK COMPANY L.L.C. (the "Manager"), an Oklahoma limited liability company, with reference to the following circumstances.

            A. GHK Colombia is a wholly-owned subsidiary of Seven Seas Petroleum Colombia, Inc. ("SS Colombia") which in turn is wholly owned by Seven Seas. GHK Colombia has a branch in Colombia, South America, and holds a participating interest in the Dindal and Rio Seco association contracts with Empresa Colombiana de Petroleos SA (the "Association") and is the operator of the Association and also operator under a Joint Operating Agreement dated August 1, 1994 (the "JOA"), among it and the other participating interest owners in the Association.

            B. The parties have agreed, subject to the terms of this Agreement, that (i) the Manager provide from its offices in Oklahoma City and Denver administrative services and support to GHK Colombia in connection with its activities in the Association and under the JOA, and (ii) certain employees of the Manager (the "Service Group") shall serve as directors and officers of GHK Colombia, namely:

            NAME                                OFFICE

            Robert A. Hefner III                President and Director
            Larry A. Ray                        Executive Vice President
                                                and Director
            Robert S. May                       Vice President (Finance)
                                                and Assistant Treasurer
            Jane Ryder                          Assistant Secretary
            Russ D. Cunningham                  Vice President (Geology)

It should be noted that Robert A. Hefner III (i) is to become a director of Seven Seas, (ii) was the sole stockholder of GHK Colombia prior to the date first above written and (iii) is the principal owner of the Manager. It is also understood that Al Whitehead is Chairman of the Board, and that Timothy T. Stephens and David F. DeCort also serve as directors of GHK Colombia.

            C. The parties intend, subject to this Agreement, that the Service Group shall act on behalf of GHK Colombia in performing its duties and responsibilities as a member of the Association and as operator under the JOA, subject to the direction of the directors of GHK Colombia.
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            ACCORDINGLY, premises considered and for the purpose of providing a basis among which the Manager will provide certain administrative services and make available certain of its employees to GHK Colombia, the parties have entered into this Agreement.

            1. MANAGER SERVICES. The Manager will make available, on an as needed basis, the Service Group, together with its offices and facilities in Oklahoma City, Oklahoma, and Denver, Colorado, U.S.A. to provide such services and administrative support as may be required to enable GHK Colombia to perform its duties and obligations as the operator of the Association and under the JOA. The services shall be performed, in part, by causing the Service Group to serve as directors and officers of GHK Colombia as hereinafter provided.

            2. SERVICE GROUP. Members of the Service Group shall serve as officers and directors of GHK Colombia without compensation or benefits and the Manager shall be solely responsible for matters relating to their compensation and for other associated issues relating to employment including but not limited to payroll taxes, income taxes, unemployment and workman's compensation and health, accident and other insurances. Subject to the direction of the Board of Directors of GHK Colombia, the Service Group shall have such authority to act on behalf of GHK Colombia as are usual and customary for the offices and positions that they hold; provided, however, no person shall be hired as an employee of GHK Colombia without specific authorization from the Board of Directors. The Manager will cause the Service Group to perform their duties as officers and managers of GHK Colombia in such a way as to enable GHK Colombia to perform its duties as operator and conduct operations under the JOA and the Association. The Manager shall cause the Service Group to devote such part of their time as is reasonably needed to fulfill these duties and manage GHK Colombia and its business in such a way as to be, at all times during the term of this Agreement, in compliance with its duties and obligations as a member and operator of the Association and as operator under the JOA. It is understood that the performance of such duties will not require the full time services of any member of the Service Group and nothing in this Agreement shall be construed to prohibit any member of the Service Group from performing services for the Manager in connection with its other business activities or to engage in any other activity that they see fit, subject only to the obligations provided under this Agreement.

            3. SEVEN SEAS FINANCIAL SUPPORT. Seven Seas shall, as the sole shareholder of GHK Colombia, elect Messrs. Hefner and Ray as directors of GHK Colombia and shall cause the GHK Colombia directors to elect members of the Service Group to the offices herein agreed upon. Seven Seas shall also provide GHK Colombia capital funds sufficient for it to pay all obligations incurred by it in connection with the performance of its duties under the Association, the JOA and hereunder.

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
            4. MANAGER COMPENSATION. As compensation for services, GHK Colombia will pay the Manager a monthly sum equal to 100% of the overhead charges authorized under the JOA, plus $15,000. In addition, GHK Colombia will reimburse the Manager and members of the Service Group for all direct expenses and third-party costs incurred and paid by them in connection with the performance of their duties hereunder or as officers and managers of GHK Colombia. Except as authorized by the directors of GHK Colombia, neither the Manager nor any member of the Service Group shall be authorized to incur costs and expenses not authorized under the JOA. There shall be no duplication of reimbursed direct expenses and third party costs and JOA overhead charges. GHK Colombia will not be liable to the Manager for the termination by the Manager of any of the Manager's employees, including those performing services for the benefit of GHK Colombia hereunder. Seven Seas hereby guarantees the obligations of GHK Colombia under this paragraph.

            5. INDEMNIFICATION. Neither the Manager nor any member of the Service Group shall be liable or responsible for damages to GHK Colombia or Seven Seas for any acts taken or performed or for any omission to act, if such conduct does not constitute willful misconduct or gross negligence. In any threatened, pending or completed action, suit or investigation in which the Manager or any member of the Service Group was or is a party by virtue of its or their activities under this Agreement or in connection with any member of the Service Group serving as an officer, employee, director, agent or manager of GHK Colombia, then GHK Colombia and Seven Seas, jointly and severally, shall indemnify the Manager, its members, officers, employees and agents against all judgments, settlements, penalties, fines or expenses, including attorneys' fees incurred by the Manager or any member of the Service Group in connection therewith, so long as the Manager's, or the member of the Service Group's, action or failure to act does not constitute willful misconduct or gross negligence.

            6. TERM. This Agreement shall continue in effect until the earlier to occur of (i) the drilling and completion of both the second year well under the Rio Seco Association Contract and the fourth year well under the Dindal Association Contract or (ii) such time as "commerciality" is established under either the Dindal or Rio Seco Association Contracts; provided, however, GHK Colombia, Seven Seas, or Manager may terminate this Agreement at any time upon 180 days' prior written notice. Upon termination of this Agreement, the Manager shall cause the members of the Service Group to tender their resignations as officers and directors of GHK Colombia. Such resignations shall release the Company from further obligations relating to compensation and other employee benefits.

            7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

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            8. NO ASSIGNMENT. No party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other parties.

            9. COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, each of which shall be considered an original for all purposes but all of which shall constitute one and the same agreement.

            EXECUTED as of the day and year first above written.

                                       GHK COMPANY COLOMBIA

                                       By
                                          President

                                       SEVEN SEAS PETROLEUM, INC.

                                       By
                                          President

                                       THE GHK COMPANY L.L.C.

                                       By
                                          Manager

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